UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):
January 20, 2016

Bank of Commerce Holdings

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

000-25135	94-2823865
(Commission File Number)	IRS Employer Identification No.

1901 Churn Creek Road
Redding, California 96002
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (530) 722-3939

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 20, 2016, Redding Bank of Commerce (“RBC”), Redding, California, a wholly owned subsidiary of Bank of Commerce Holdings (“BOCH”), announced that RBC has received regulatory approval from both the Federal Deposit Insurance Corporation and the California Department of Business Oversight to acquire five bank branches from Bank of America, National Association located in Colusa, Corning, Orland, Willows, and Yreka, California. The terms and conditions of the acquisition may be found in the Purchase and Assumption Agreement, which was filed with the Securities and Exchange Commission as Exhibit 10.1 to BOCH’s Form 8-K on October 29, 2015.

Consummation of the transaction is subject to standard conditions, and conversion of the five branches is scheduled to occur after close of business on Friday, March 11, 2016. The branches will reopen as RBC on Monday, March 14, 2016.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1     Press Release, dated January 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 20, 2016

/s/ James A. Sundquist
By: James A. Sundquist
Executive Vice President - Chief Financial Officer

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